Exhibit (16)

DEUTSCHE MARKET TRUST

Power of Attorney

We, the undersigned Trustees, do hereby constitute and appoint Laura McCollum, John Millette and Caroline Pearson, and each of them, severally, with full powers of substitution, our true and lawful attorney and agent to execute in our name, place and stead (in such capacity) any and all documents and amendments to enable DEUTSCHE MARKET TRUST (the “Fund”) to comply with the Securities Act of 1933, as amended (the “1933 Act”) and/or the Investment Company Act of 1940, as amended (the “1940 Act”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof in connection with the Fund’s Registration Statements on Form N-14 pursuant to the 1933 Act and/or the 1940 Act, together with any and all pre- and post-effective amendments thereto, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as Trustees of the Fund such Registration Statements and any and all such pre- and post-effective amendments filed with the Securities and Exchange Commission under the 1933 Act and/or the 1940 Act, and any other instruments or documents related thereto, and the undersigned do hereby ratify and confirm all that each said attorney-in-fact and agent, or substitute or substitutes therefor, shall lawfully do or cause to be done by virtue hereof.

SIGNATURES	TITLE	DATE

/s/ John W. Ballantine John W. Ballantine	Trustee	June 22, 2017
Henry P. Becton, Jr.	Trustee
/s/ Dawn-Marie Driscoll Dawn-Marie Driscoll	Trustee	June 22, 2017
/s/ Keith R. Fox Keith R. Fox	Trustee	June 22, 2017
/s/ Paul K. Freeman Paul K. Freeman	Trustee	June 22, 2017
/s/ Kenneth C. Froewiss Kenneth C. Froewiss	Trustee	June 22, 2017
Richard J. Herring	Trustee
William McClayton	Trustee
/s/ Rebecca W. Rimel Rebecca W. Rimel	Trustee	June 22, 2017
/s/ William N. Searcy, Jr. William N. Searcy, Jr.	Trustee	June 22, 2017
/s/ Jean Gleason Stromberg Jean Gleason Stromberg	Trustee	June 22, 2017